EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Nos. 333-124403 and 333-114089) on Form S-3 and (Nos. 333-88074, 333-45854, and 333-92379) on Form S-8 pertaining to the of our report dated March 30, 2007, with respect to the consolidated financial statements and schedule of Aptimus, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ Moss Adams LLP
San Francisco, California
March 30, 2007